Exhibit 4.4(f)

THIS MASTER GLOBAL NOTE IS AN OBLIGATION OF SOLELY KEYCORP AND IS NOT A DEPOSIT OR OTHER OBLIGATION OF KEYBANK, N.A. OR ANY OTHER BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

[THIS SECURITY IS SUBORDINATED, AS TO PRINCIPAL, INTEREST AND PREMIUM, AND ADDITIONAL AMOUNTS, IF ANY, TO ALL “SENIOR INDEBTEDNESS” OF KEYCORP, INCLUDING ALL OBLIGATIONS TO KEYCORP’S GENERAL CREDITORS (OTHER THAN OBLIGATIONS TO TRADE CREDITORS INCURRED IN THE ORDINARY COURSE OF KEYCORP’S BUSINESS). THIS SECURITY IS NOT SECURED BY ANY ASSETS OF KEYCORP OR BY THE ASSETS OF ANY OF ITS SUBSIDIARIES OR AFFILIATES, IS NOT GUARANTEED BY ANY OF KEYCORP’S SUBSIDIARIES OR AFFILIATES, AND IS INELIGIBLE AS COLLATERAL TO SECURE A LOAN OR EXTENSION OF CREDIT FROM KEYCORP OR ANY OF ITS SUBSIDIARIES.]

REGISTERED No. 001	KEYCORP FORM OF SUBORDINATED MEDIUM-TERM NOTE, SERIES T (MASTER GLOBAL NOTE)	REGISTERED

If the registered owner of this Master Global Note (as indicated below) is The Depository Trust Company (“DTC”) or a nominee of DTC, this Master Global Note is a Global Security, is subject to all applicable procedures of DTC, and the following legend applies:

Unless this certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and such certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of the Depository, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

If the registered owner of this Master Global Note (as indicated below) is [________________] (“[________]”) or a nominee of [_________], this Master Global Note is a Global Security and the following legend applies:

Unless this certificate is presented by an authorized representative of [_________________] (the “Depository”) to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of [_________________] or in such other name as is requested by an authorized representative of the Depository (and any payment is made to [_________________] or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, [_________________], has an interest herein.

Thereafter the following legend applies, regardless of the registered owner of this Security:

Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by the Depository to a nominee thereof or by a nominee thereof to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

KEYCORP, an Ohio corporation (herein referred to as the “Issuer,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [___________], or its registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date, as applicable, of each obligation identified on the records of the Issuer (which records are maintained by Deutsche Bank Trust Company Americas, or such other paying agent as designated in the applicable pricing supplement (the “Paying Agent”)) as being evidenced by this Master Global Note, the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each such obligation, by the Paying Agent without the necessity of presentation and surrender of this Master Global Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER GLOBAL NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS RELATING TO THE SUBORDINATION OF THIS SECURITY TO THE ISSUER’S SENIOR INDEBTEDNESS.

This Master Global Note is a valid and binding obligation of the Issuer.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

KEYCORP

By:
Name:
Title:

Attest:
Assistant Secretary

(Seal)

Dated:	TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

KEYCORP

SUBORDINATED MEDIUM-TERM NOTE, SERIES T

(MASTER GLOBAL NOTE)

This Master Global Note evidences certain indebtedness (the “Debt Obligations”) of the Issuer, which shall form a part of the Issuer’s unsecured, subordinated medium-term notes, Series T due nine months or more from the date of issue (“Series T”), all issued or to be issued under and pursuant to an Indenture dated as of June 10, 1994, as it may be supplemented from time to time (the “Indenture”), duly executed and delivered by the Issuer to Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto (including the Issuer’s Officers’ Certificate and Company Order, dated June 16, 2023, with respect to, among other things, the establishment of Subordinated Medium-Term Notes, Series T) reference is hereby made for a description of the rights, duties and immunities thereunder of the Issuer, the Trustee and the holders of the Debt Obligations. As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. The Indenture was amended pursuant to a First Supplemental Indenture dated as of November 14, 2001, a Second Supplemental Indenture dated as of November 13, 2013 and a Third Supplemental Indenture dated as of June 16, 2023, copies of which are available from the Issuer or the Trustee. The Debt Obligations as evidenced by this Master Global Note aggregated with any other indebtedness of the Issuer issued under Series T are unlimited.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THE DEBT OBLIGATIONS SET FORTH IN THE RECORDS OF THE ISSUER MAINTAINED BY THE TRUSTEE, WHICH RECORDS CONSIST OF THE PRICING SUPPLEMENT(S) TO THE PROSPECTUS SUPPLEMENT DATED JUNE 16, 2023, AND PROSPECTUS DATED JUNE 9, 2023 (EACH, AS IT MAY BE AMENDED OR SUPPLEMENTED, A “PRICING SUPPLEMENT”) RELATING TO EACH ISSUANCE OF DEBT OBLIGATIONS, AS FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH HEREIN AND SHALL COMPRISE A PART OF THIS MASTER GLOBAL NOTE.

Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Indenture.

The indebtedness evidenced by this Master Global Note is, to the extent and in the manner provided in the Indenture referred to above, subordinate and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Issuer, as defined in the Indenture, and each Holder of this Master Global Note, by accepting the same, agrees to and shall be bound by the provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination of this Master Global Note as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes. The Indenture provides that in the event of insolvency, bankruptcy, receivership, reorganization, liquidation or similar proceedings of the Issuer (an “insolvency event”), all Senior Indebtedness of the Issuer shall be entitled to be paid in full before any payment shall be made on, the Securities of this series. Each Holder of this Security, by accepting the same, agrees that each holder of Senior Indebtedness, whether created or acquired before or after the issuance of the Securities of this series, shall be deemed conclusively to have relied on such provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

The indebtedness evidenced by this Master Global Note is issued subject to the provisions of the Indenture regarding payments to creditors in respect of Other Senior Obligations. In particular, the Indenture provides that if upon the occurrence of an insolvency event relating to the Issuer, there remains, after giving effect to the subordination provisions referred in the preceding paragraph, any amount of cash, property or securities available for payment or distribution in respect of this Master Global Note (as defined in the Indenture, “Excess Proceeds”), and if, at such time, any creditors in respect of Other Senior Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Senior Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Senior Obligations before any payment or distribution may be made in respect of this Master Global Note.

Subject to the rights of holders of Senior Indebtedness and Other Senior Obligations of the Issuer set forth in this Master Global Note and as provided in the Indenture referred to above, no reference herein to the Indenture and no provision of this Master Global Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on each Debt Obligation at the times, places, and rates, and in the coin or currency, identified on the records of the Issuer.

At the request of the registered owner, the Issuer shall promptly issue and deliver one or more separate note certificates evidencing each Debt Obligation evidenced by this Master Global Note. As of the date any such note certificate or certificates are issued, the Debt Obligations which are evidenced thereby shall no longer be evidenced by this Master Global Note.

Beneficial interests in the Debt Obligations evidenced by this Master Global Note are exchangeable for definitive notes in registered form, of like tenor and of an equal aggregate principal amount, only if (a) (i) [The Depository Trust Company][_____________________], as depositary (the “Depository”), notifies the Issuer that it is unwilling or unable to continue as Depository for this Master Global Note, or (ii) if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, if then required by applicable law or regulation, and in either case, a successor depositary is not appointed by the Issuer within 90 days after receiving notice or becoming aware the Depository is unwilling or unable to continue as depositary or is no longer so registered; (b) in the case of any other registered global note if (i) the clearing system(s) through which the notes are cleared and settled is closed for business for a continuous period of 14 days, other than by reason of holidays, statutory or otherwise; or (ii) the clearing system(s) through which the notes are cleared and settled announces an intention to cease business permanently or does in fact do so; (c) the Issuer in its sole discretion elects to issue definitive notes; or (d) after the occurrence of an Event of Default relating to a Debt Obligation evidenced by this Master Global Note, beneficial owners representing a majority in principal amount of such Debt Obligation advise the Depository or other clearing system(s) through its participants to cease acting as depositary for such Debt Obligation evidenced by this Master Global Note. Any beneficial interests in such Debt Obligation that are exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive notes in registered form, of like tenor and of an equal aggregate principal amount, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable Pricing Supplement. Such definitive notes shall be registered in the name or names of such person or persons as the Depository shall instruct the registrar.

Prior to due presentment of this Master Global Note for registration of transfer, the Issuer, the Trustee or any agent of the Issuer or the Trustee may treat the holder in whose name this Master Global Note is registered as the owner hereof for all purposes, whether or not this Master Global Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary except as required by applicable law.

ASSIGNMENTS

FOR VALUE RECEIVED, the undersigned

hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT TAX PAYER IDENTIFICATION NUMBER, SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(Please print or type name and address,

including zip code of assignee)

the Master Global Note of KEYCORP and all rights thereunder and does hereby irrevocably constitute and appoint:

Attorney to transfer the said Master Global Note on the books of the within-named Issuer, with full power of substitution in the premises.

Dated
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Master Global Note in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED: